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                                  [GRAPHIC]

                        Joseph Dennis Pasquarella & Co.
                                  REAL ESTATE


October 31, 1997



Mr. Jay J. Eisner
President
RESOURCE ASSET INVESTMENT TRUST
1521 Locust Street
Philadelphia, PA 19102


Dear Mr. Eisner:


Appraiser consents to the use of their name and reference to the valuation amounts from the following appraisals in the Resource Asset Investment Trust registration statement to be filed with the Securities and Exchange Commission:


          PROPERTY                           VALUATION DATE
          --------                           --------------

     Hoopskirt Factory Apartments            August 22, 1997
     Wistar Alley Apartments                 September 3, 1997
     Third Quarter Apartments                September 3, 1997
     Penn's View Apartments                  September 3, 1997
     Canal House Apartments                  August 22, 1997
     2032 Juniper Street                     September 22, 1997


Sincerely,


JOSEPH DENNIS PASQUARELLA & CO.

/s/ Joseph Dennis Pasquarella & Co.

mk

#852



           1601 Market Street * Suite 890 * Philadelphia, PA 19103 *
                  Phone: (215) 587-6000 * FAX: (215) 587-6007